Exhibit 16

December 5, 2005

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, NW

Washington, DC 20549

Re:	RelationServe Media, Inc.
Commission File Number: 333-119632

We have read the statements that we understand RelationServe Media, Inc. will include under Item 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s / Sherb & Co., LLP

Sherb & Co., LLP